UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018

Wincash Apolo Gold & Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27791	98-0412805
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Flat 1412, 14/F, Tower 1, Silvercord, Canton Road, Tsim Sha Tsui East, Kowloon, Hong Kong.

(Address of Principal Executive Offices) (Zip Code)

(852) 9601 5688

Registrant’s telephone number, including area code

___________________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes    ☒ No

Item 1.01 Entry into Material Agreement.

On April 3, 2018 Wincash Apolo Gold & Energy, Inc. (APLL) entered into a share exchange agreement with Banny International Trading Co., Ltd., a Macau company. Under the terms of that share exchange agreement, APLL will exchange 36,500,000 shares of APLL common stock and an option to purchase an additional 36,500,000 shares of APLL common stock in exchange for the brand name “Banny Choice” and the right to use Banny’s sale and distribution network for the sale of wine under the Banny Choice name in Asia and other parts of the World.

Item 3.02 Unregistered Sale of Equity Securities.

On April 23, 2018 the Registrant issued 36,500,000 shares of its common stock and an option to purchase an additional 36,500,000 of APLL common stock, pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. The offering was not a public offering as defined in Section 4(2) due to the limited number of persons that received the shares and the manner of the offering. In addition, the Purchaser represented that it had the necessary investment intent as required by Section 4(2) and agreed to and received share certificates bearing a legend that stated that the securities were restricted pursuant to Rule 144 of the Securities Act.

The specifics of this transaction are described in Item 1.01 above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2018 the Board of Directors accepted the resignation of Mr. Chow Wing Fai as Chief Executive Officer of APLL. Mr. Fai remains as the CFO and a director of the Company. At the same time the Board elected the following individuals to the following positions: Liu Wenxin, Officer and Director and Choi Kai Weng as an Officer and Director.

Liu Wenxin

Ms. Liu was born in 1968. In 1992, she graduated from Shenzhen University with major in Business Management. After graduation, she worked for Siemens AG from 1993 to 1994 in China and was involved in business management. In 1995, she started her own business and formed a company, Tall Goods Trading Co., Ltd., involved in the cosmetics business until 2010. In 2010, she moved to UK (Scotland Glasgow) with her husband and started a company, Chow’s Food & Beverage Co., Ltd., in the food and beverage business with her husband. In 2017, she returned to Hong Kong and established a trading company, Cosmic Equity Group Limited.

Choi Kai Weng

Mr. Choi was born in 1961. He is a wine master and expert. Since 1996, he has been engaged in wine trading business in Macau, Hong Kong and China. In 2004, he formed Banny Wines Cellar in Macau. Currently, he has three wine shops in Macau. In addition to his wine business, he expanded his business into other fields, including Media and E-commerce online platform. He also writes articles about wines and investment in wine business.

Item 9.01 Exhibits.

10.1	Share Exchange Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Wincash Apolo Gold & Energy, Inc.

Date: April 26, 2018	By:	/s/Chow Wing Fai
Authorized Officer

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